Exhibit 99.1
Avid Technology Announces Q3 2018 Results and
Updates Full-Year 2018 Guidance

Operating Income increased 90% year-over-year and Adjusted EBITDA increased 26% year-over-year driven by an improvement in Gross Margin and reduction in Operating Expenses
Subscription revenue grew 27% year-over-year, largely driven by the Company’s e-commerce business which grew 43% year-over-year

BURLINGTON, Mass., November 7, 2018 Avid® (NASDAQ: AVID), the leading technology provider that powers the media and entertainment industry, today announced its third quarter 2018 financial results and updated its full-year 2018 guidance.

Highlights of Third Quarter 2018 Financial Results

•	Bookings were $119.4 million, an increase of 16% year-over-year and 8% sequentially.

•	Revenue was $104.0 million, a decrease of 1% year-over-year and an increase of 6% sequentially.

•	Gross Margin was 58.3%, up 90 basis points year-over-year, and non-GAAP Gross Margin was 60.2%, up 100 basis points year-over-year.

•	Operating Expenses were $53.6 million, a decrease of 5% year-over-year and 8% sequentially largely driven by savings from operational efficiency initiatives.

•	Operating Income was $7.0 million, an improvement of 90% or $3.3 million year-over-year and $9.1 million sequentially.

•	Adjusted EBITDA was $14.6 million, an increase of 26% year-over-year and 175% sequentially. Adjusted EBITDA Margin was 14%, up 300 basis points year-over-year and 860 basis points sequentially.

•	Net Cash Used in Operating Activities was $3.7 million due to changes in working capital.

•	Free Cash Flow was a deficit of $6.4 million, reflecting changes in working capital and the timing of billings.

Operational Metrics

•	Software revenue from subscriptions increased 27% year-over-year, with cloud-enabled software subscriptions now at approximately 116,000 at the end of the third quarter.

•	Revenue through the Company’s e-commerce activities was up 43% year-over-year.

•	Recurring Revenue was 60% of the Company’s revenue in Q3’18 up from 50% in Q3’17.

•
Annual Contract Value (ACV) was $249 million at the end of Q3’18 up from $222 million at the end of Q3’17, reflecting continuing growth in Avid’s high-margin subscription and maintenance revenues plus revenues under long-term agreements.

“We continued to make progress on our plan to drive better performance as evidenced by the improvement in our income statement,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Our strategy to continue to move to higher margin subscription and software is progressing well as we saw double-digit growth in both subscriptions and e-commerce revenues. With that said, we will continue with a sharp focus on operational improvements and driving revenue growth, which we believe will result in improved free cash flow generation.”

“During the third quarter, free cash flow was impacted by changes in working capital and the timing of billings,” commented Ken Gayron, Executive Vice President and Chief Financial Officer of Avid. “In the fourth quarter, we expect a return to revenue growth which, with continued operational improvements, should result in further improvement in operating income. We also expect to generate positive cash flow in the fourth quarter and full year due to improvements in operating income, a reversal of the negative impact of working capital from the prior quarter and stronger anticipated collections in the current quarter.”

Full Year 2018 Guidance
For full year 2018, Avid is reaffirming its Revenue and Adjusted EBITDA guidance and updating its Free Cash Flow guidance. This guidance reflects the adoption of the new revenue recognition standard ASC 606 as of January 1, 2018.

(in $ millions)	Full Year 2018

Revenue	$410 - $420
Adjusted EBITDA	$40 - $46
Free Cash Flow	$2 - $6

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q3 2018 Business Update presentation posted on Avid’s Investor Relations website.

2018 Investor Day
Avid will host an Investor Day on November 14, 2018 from 10:00 am to 3:00 pm Eastern Time at the Westin Grand Central located at 212 East 42nd Street, New York, NY. During the day, Avid will provide 2019 guidance and a detailed review of its business and strategy. Interested attendees should RSVP to Dean Ridlon, VP of Investor Relations, at Dean.Ridlon@Avid.com by November 9, 2018 to confirm attendance. A webcast and replay of the Investor Day will also be available on the Avid Investor Relations website.

Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Gross Margin. The Company also includes the operational metrics of Bookings, Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call
Avid will host a conference call to discuss its financial results for the third quarter 2018 on Wednesday, November 7, 2018 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 334-323-0522 and referencing confirmation code 6405952. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, FastServe®, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenues:
Products	$52,133	$54,319	$144,922	$152,980
Services	51,913	50,946	155,676	158,765
Total net revenues	104,046	105,265	300,598	311,745

Cost of revenues:
Products	27,042	29,485	79,684	80,478
Services	14,443	13,472	42,414	41,747
Amortization of intangible assets	1,950	1,950	5,850	5,850
Total cost of revenues	43,435	44,907	127,948	128,075
Gross profit	60,611	60,358	172,650	183,670

Operating expenses:
Research and development	15,873	16,025	47,543	51,904
Marketing and selling	23,461	25,652	77,352	80,481
General and administrative	13,660	15,193	41,656	43,268
Amortization of intangible assets	363	362	1,089	1,088
Restructuring costs, net	226	(582)	3,401	6,464
Total operating expenses	53,583	56,650	171,041	183,205

Operating income	7,028	3,708	1,609	465

Interest and other expense, net	(5,725)	(4,701)	(17,362)	(13,465)
Income (loss) before income taxes	1,303	(993)	(15,753)	(13,000)
Provision for (benefit from) income taxes	425	(1,065)	824	(326)
Net income (loss)	$878	$72	$(16,577)	$(12,674)

Net income (loss) per common share – basic and diluted	$0.02	$0.00	$(0.40)	$(0.31)

Weighted-average common shares outstanding – basic	41,792	41,133	41,596	40,954
Weighted-average common shares outstanding – diluted	42,226	41,355	41,596	40,954

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Non-GAAP revenue
GAAP revenue	$104,046	$105,265	$300,598	$311,745
Amortization of acquired deferred revenue	—	—	—	—
Non-GAAP revenue	104,046	105,265	300,598	311,745
Pre-2011 Revenue	—	142	—	907
Elim PCS	—	—	—	1,700
Non-GAAP Revenue w/o Pre-2011 and Elim	104,046	105,123	300,598	309,138

Non-GAAP gross profit
GAAP gross profit	60,611	60,358	172,650	183,670
Amortization of intangible assets	1,950	1,950	5,850	5,850
Stock-based compensation	95	63	222	547
Non-GAAP gross profit	62,656	62,371	178,722	190,067
Pre-2011 Revenue	—	142	—	907
Elim PCS	—	—	—	1,700
Non-GAAP gross profit w/o Pre-2011 and Elim	62,656	62,229	178,722	187,460

Non-GAAP operating expenses
GAAP operating expenses	53,583	56,650	171,041	183,205
Less Amortization of intangible assets	(363)	(362)	(1,089)	(1,088)
Less Stock-based compensation	(1,981)	(2,418)	(4,109)	(5,327)
Less Restructuring costs, net	(226)	582	(3,401)	(6,464)
Less Restatement costs	(223)	(284)	(815)	(726)
Less Acquisition, integration and other costs	(17)	244	(61)	104
Less Efficiency program costs	(2)	(483)	(80)	(3,054)
Non-GAAP operating expenses	50,771	53,929	161,486	166,650

Non-GAAP operating income
GAAP operating income	7,028	3,708	1,609	465
Amortization of intangible assets	2,313	2,312	6,939	6,938
Stock-based compensation	2,076	2,481	4,331	5,874
Restructuring costs, net	226	(582)	3,401	6,464
Restatement costs	223	284	815	726
Acquisition, integration and other costs	17	(244)	61	(104)
Efficiency program costs	2	483	80	3,054
Non-GAAP operating income	11,885	8,442	17,236	23,417

Adjusted EBITDA
Non-GAAP operating income (from above)	11,885	8,442	17,236	23,417
Depreciation	2,693	3,088	8,967	9,994
Adjusted EBITDA	14,578	11,530	26,203	33,411
Adjusted EBITDA margin	14%	11%	9%	11%
Pre-2011 Revenue	—	142	—	907
Elim PCS	—	—	—	1,700
Adjusted EBITDA w/o Pre-2011 and Elim	14,578	11,388	26,203	30,804
Adjusted EBITDA w/o Pre-2011 and Elim margin	14%	11%	9%	10%

Adjusted free cash flow
GAAP net cash (used in) provided by operating activities	(3,747)	31	(4,248)	6,103
Capital expenditures	(2,652)	(3,017)	(7,540)	(6,125)
Free Cash Flow	(6,399)	(2,986)	(11,788)	(22)

Non-Operational / One-time Items
Restructuring payments	1,156	2,546	5,027	9,540
Restatement payments	299	169	987	379
Acquisition, integration and other payments	2	174	(10)	193
Efficiency program payments	3	634	134	3,363
Sub-Total Non-Operational / One-Time Items	1,460	3,523	6,138	13,475

Adjusted free cash flow	$(4,939)	$537	$(5,650)	$13,453
Adjusted free cash flow conversion of adjusted EBITDA	(34)%	5%	(22)%	40%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$50,460	$57,223
Restricted cash	8,500	—
Accounts receivable, net of allowances of $1,268 and $11,142 at September 30, 2018 and December 31, 2017, respectively	50,998	40,134
Inventories	32,111	38,421
Prepaid expenses	9,453	8,208
Contract assets	17,147	—
Other current assets	6,890	10,341
Total current assets	175,559	154,327
Property and equipment, net	19,350	21,903
Intangible assets, net	6,745	13,682
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,282	1,318
Other long-term assets	11,466	10,811
Total assets	$247,045	$234,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$33,593	$30,160
Accrued compensation and benefits	21,666	25,466
Accrued expenses and other current liabilities	37,865	31,549
Income taxes payable	2,182	1,815
Short-term debt	1,401	5,906
Deferred revenue	73,935	121,184
Total current liabilities	170,642	216,080
Long-term debt	229,429	204,498
Long-term deferred revenue	14,289	73,429
Other long-term liabilities	6,820	9,247
Total liabilities	421,180	503,254

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,028,468	1,035,808
Accumulated deficit	(1,192,913)	(1,284,703)
Treasury stock at cost	(6,717)	(17,672)
Accumulated other comprehensive loss	(3,396)	(2,426)
Total stockholders’ deficit	(174,135)	(268,570)
Total liabilities and stockholders’ deficit	$247,045	$234,684

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2018	2017 (1)
Cash flows from operating activities:
Net loss	$(16,577)	$(12,674)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,905	16,932
Provision for (recovery from) doubtful accounts	61	(158)
Stock-based compensation expense	4,331	5,874
Non-cash provision for restructuring	1,083	3,191
Non-cash interest expense	8,697	7,255
Unrealized foreign currency transaction (gains) losses	(794)	6,885
Provision for (benefit from) deferred taxes	6	(925)
Changes in operating assets and liabilities:
Accounts receivable	10,129	2,877
Inventories	294	9,542
Prepaid expenses and other assets	3,724	(3,958)
Accounts payable	3,467	2,065
Accrued expenses, compensation and benefits and other liabilities	(12,453)	543
Income taxes payable	423	(161)
Deferred revenue and contract assets	(22,544)	(31,185)
Net cash (used in) provided by operating activities	(4,248)	6,103

Cash flows from investing activities:
Purchases of property and equipment	(7,540)	(6,125)
Increase in other long-term assets	(25)	(24)
Net cash used in investing activities	(7,565)	(6,149)

Cash flows from financing activities:
Proceeds from long-term debt	22,688	912
Repayment of debt	(7,808)	(3,750)
Proceeds from the issuance of common stock under employee stock plans	266	219
Common stock repurchases for tax withholdings for net settlement of equity awards	(957)	(732)
Net cash provided by (used in) financing activities	14,189	(3,351)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(358)	753
Net increase (decrease) in cash, cash equivalents and restricted cash	2,018	(2,644)
Cash, cash equivalents and restricted cash at beginning of period	60,433	49,948
Cash, cash equivalents and restricted cash at end of period	$62,451	$47,304
Supplemental information:
Cash and cash equivalents	$50,460	$44,094
Restricted cash	8,500	—
Restricted cash included in other long-term assets	3,491	3,210
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$62,451	$47,304

(1) The Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2017 has been revised to reflect the adoption, on January 1, 2018, of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The Condensed Consolidated Statements of Cash Flows reflects the changes during the periods in the total of cash, cash equivalents, and restricted cash. Therefore, restricted cash activity is included with cash when reconciling the beginning-of-period and end-of-period total amounts shown.

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended September 30, 2018
	December 31, 2017
	As Previously	ASC 606		As	June 30,	September 30,
	Reported	Adj.		Adjusted	2018	2018
Revenue Backlog*

Deferred Revenue	$194.6	($96.6)	(1)	$98.0	$97.7	$88.2
Other Backlog	341.5	(6.6)	(2)	334.9	350.5	370.9
Total Revenue Backlog	$536.1	($103.2)		$432.9	$448.2	$459.1

The expected timing of recognition of revenue backlog as of September 30, 2018 is as follows:

	2018	2019		2020	Thereafter	Total

Deferred Revenue	$32.0	$40.5		$10.3	$5.4	$88.2
Other Backlog	41.9	106.5		59.6	162.9	370.9
Total Revenue Backlog	$73.9	$147.0		$69.9	$168.3	$459.1

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

(1) The reduction is primarily attributable to the elimination of the requirement to have vendor specific objective evidence of fair value for undelivered elements that existed under ASC 605, the prior applicable accounting guidance, for software products, which no longer precludes revenue recognition under ASC 606. The impact of the adoption of ASC 606 reported in our Form 10-Q for the three months ended March 31, 2018 has been revised to reflect an additional reduction to deferred revenue and accumulated deficit as of January 1, 2018 of $3.8 million.

(2) For subscription contracts, we are now required under ASC 606 to record contract assets for annual and multi-year subscriptions that are billed monthly, resulting in an increase in contract assets at the date of adoption. In addition, some of our enterprise agreements have fixed payment schedules whereas the timing of the fulfillment of performance obligations under the contracts can vary, which can result in the fulfillment of performance obligations exceeding contract billings, which also results in contract assets.